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                                   EXHIBIT 23

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-86614, 33-55904, and 333-43670 on Form S-8 of LoJack Corporation of our reports dated March 6, 2002 (which reports express and unqualified opinion and includes an explanatory paragraph relating to a change in accounting for international license fees in the year ended February 28, 2001), appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the ten months ended December 31, 2001.


Boston, Massachusetts
March 29, 2002